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Exhibit 12.3

CERTIFICATION

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of AerCap Holdings N.V. (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 20-F for the year ended December 31, 2010 (the "Form-20-F") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2011	By:	/s/ KLAUS HEINEMANN
Klaus Heinemann Chief Executive Officer
Date: March 23, 2011	By:	/s/ KEITH HELMING
Keith Helming Chief Financial Officer

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  Exhibit 12.3
CERTIFICATION Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)